                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-3.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                                     For and on behalf of the Limited
                                     Partnership BC European Capital VIII-3:

                                     /S/ MATTHEW ELSTON
                                     -------------------------------------------
                                     Name:  Matthew Elston
                                     Director, CIE Management II Limited
                                     acting as General Partner  of  the  Limited
                                     Partnership BC  European  Capital VIII-3

                                     /S/ LAURENCE MCNAIRN
                                     -------------------------------------------
                                     Name:  Laurence McNairn
                                     Director, CIE Management II Limited
                                     acting as General Partner  of the
                                     Limited  Partnership BC  European
                                     Capital VIII-3